UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: January 18, 2018
            (Date of earliest reported event): (January 15, 2018)

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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ITEM 1.01  OTHER EVENTS

On January 15, 2018, Newgioco Group, Inc. ("we," "us," "our" or the "Company") entered into an Engagement Letter (the "Agreement") with Echelon Wealth Partners Inc. ("Echelon") to act as our financial advisor and to provide capital markets and strategic advice related to the proposed listing common shares for trading on the Canadian Securities Exchange ("CSE") via an initial public offering from treasury ("IPO") or alternative method, including a reverse takeover transaction or other going public transaction (an "RTO") (the RTO and/or IPO are individually or collectively, the "Going Public Transaction"), and completing a concurrent or associated financing of between C$3,000,000 and C$5,000,000 or such other amount, as may be determined by the Company and Echelon (the "Capital Raising Transaction").

The Company has appointed Echelon to act as the lead agent and sole bookrunner in respect of the Capital Raising Transaction on a reasonable best efforts basis, subject to the right of Echelon, in consultation with the Company, to form a syndicate, which may consist of other licensed dealers, brokers and investment dealers (Echelon and such other selling agents, collectively, "Agents"). In connection with the Agreement, we have agreed to pay Echelon an advisory fee of C$30,000 and a fee equal to 8% of in cash plus broker warrants equal to 8% the gross proceeds of the offering, subject to certain exceptions, and to reimburse Echelon for certain expenses incurred by it.

In addition, the Company has agreed to pay Echelon a Sponsorship Agreement fee of C$110,000 if during the term of the Agreement it is determined that a Sponsorship Report is required.

Echelon is a leading independent, Canadian-owned and operated wealth management and capital markets firm with more than $4 billion in assets under administration and management. The firm has clients across Canada through offices in Toronto, Oakville, Ottawa, Montreal, Calgary, Vancouver, Victoria, Saskatoon as well as London and Tokyo.

The securities may be offered only by means of a long-form offering prospectus and as of the date of this report the pricing for the public offering of our common stock from treasury has not been determined. A preliminary prospectus related to the offering shall be filed with the Ontario Securities Commission ("OSC") and, once filled, shall be available on the SEDAR website at http://sedar.com.

The foregoing description of the Engagement Letter are not complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that Agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Letter, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and letter and are not intended as documents for investors and the public from which to obtain factual information about us or the other parties to such agreements and letter. Investors and the public should look to other disclosures contained in our filings with the SEC and the OSC.

Item 9.01 Financial Statements and Exhibits

Number     Exhibit Description
10.2 Engagement Letter between Newgioco Group, Inc. and Echelon Wealth Partners Inc. dated January 15, 2018.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  January 18, 2018.                 NEWGIOCO GROUP, INC.


                                     By:  /s/ MICHELE CIAVARELLA, B.Sc.
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer